Bandag, Incorporated
                                Stock Award Plan
                          Beneficiary Designation Form

Please use this form to designate your beneficiary or beneficiaries under the Bandag, Incorporated Stock Award Plan (the "Plan"). This form replaces and supersedes any other beneficiary designation form you may have completed in the past for the Plan.

Your Name: ____________________________  Social Security No.: __________________

Address: ___________________________________

City: _________________________________  State: __________  Zip Code: __________

If you die before you receive your unexercised options, restricted shares or other awards, if any, under the Plan, your rights to any such awards will be transferred to your designated beneficiary or beneficiaries, in accordance with Plan provisions. If you would like to name more than one beneficiary, please indicate the percentage each should receive. If you would like to designate more than five beneficiaries, please complete, sign, and attach an additional sheet containing the information outlined below for each additional beneficiary. Total combined percentage allocations of awards to all beneficiaries must not exceed one hundred percent (100%).

You may change or cancel the beneficiary designations made on this form at any time. However, your beneficiary designation, change, or cancellation will not take effect until it is received by the Stock Plan Administrator. The most recent form will govern your awards under the Plan and will supersede any previous beneficiary designations you have made with respect to your outstanding awards under the Plan.

Beneficiary Designation
I designate the following person, people, or trust as my beneficiary or beneficiaries under the Bandag, Incorporated Stock Award Plan:

--------------------------------------------------------------------------------
     Beneficiary(ies)        % of                                Social Security
(First Name, MI, Last Name)  Benefit  Relationship  Date of Birth     Number
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

If no designation has been made or the designated beneficiary(ies) has predeceased me, I understand that my rights to any outstanding awards under the Plan will be transferred to my estate (or the person designated by my estate).

--------------------------------------               ---------------------------
Participant's Signature                              Date

Please return this form to: Stock Plan Administrator, People Services
                            Bandag, Incorporated
                            2905 North Highway 61
                            Muscatine, IA  52761